Exhibit 99.1
Twilio Announces Fourth Quarter and Full Year 2022 Results

•Fourth Quarter Revenue of $1.02 billion, up 22% Year-Over-Year
•Moving to a Business Unit structure and announcing four executive updates
•Authorized a $1.0 billion share repurchase program
•Reduced workforce by 17% and further rationalizing cost base
SAN FRANCISCO--(BUSINESS WIRE)--February 15, 2023--Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today reported financial results for its fourth quarter and full year ended December 31, 2022.
“This week, we announced meaningful changes to Twilio’s leadership group, organizational structure, team size and capital allocation strategy that will both accelerate our path to profitability and most importantly, improve our execution in delivering our Engagement Platform strategy for our customers,” said Jeff Lawson. “While our vision remains, the way we operate and execute has changed — all in service of driving better focus for the business and ultimately enhancing value creation for our shareholders.”
Fourth Quarter 2022 Financial Highlights
•Revenue of $1.02 billion for the fourth quarter of 2022, up 22% year-over-year. Organic revenue grew 21% year-over-year.

•GAAP loss from operations of $218.6 million for the fourth quarter of 2022, compared with GAAP loss from operations of $283.6 million for the fourth quarter of 2021.

•Non-GAAP income from operations of $32.9 million for the fourth quarter of 2022, compared with non-GAAP loss from operations of $27.2 million for the fourth quarter of 2021.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.24 based on 185.1 million weighted average shares outstanding in the fourth quarter of 2022, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.63 based on 178.9 million weighted average shares outstanding in the fourth quarter of 2021.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $0.22 based on 187.2 million non-GAAP weighted average shares outstanding in the fourth quarter of 2022, compared with non-GAAP net loss per share attributable to common stockholders, diluted, of $0.20 based on 178.9 million non-GAAP weighted average shares outstanding in the fourth quarter of 2021.

Full Year 2022 Financial Highlights
•Revenue of $3.83 billion for the full year 2022, up 35% year-over-year. Organic revenue for the full year grew 30% year-over-year.

•GAAP loss from operations of $1.2 billion for the full year 2022, compared with GAAP loss from operations of $915.6 million for the full year 2021.

•Non-GAAP loss from operations of $4.5 million for the full year 2022 compared with non-GAAP income from operations of $2.5 million for the full year 2021.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $6.86 based on 183.0 million weighted average shares outstanding in the full year 2022, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $5.45 based on 174.2 million weighted average shares outstanding in the full year 2021.

•Non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.15 based on 183.0 million non-GAAP weighted average shares outstanding in the full year 2022, compared with non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.25 based on 174.2 million non-GAAP weighted average shares outstanding in the full year 2021.

Key Metrics
•More than 290,000 Active Customer Accounts as of December 31, 2022, compared to more than 256,000 Active Customer Accounts as of December 31, 2021.

•Dollar-Based Net Expansion Rate was 110% for the fourth quarter of 2022, compared to 126% for the fourth quarter of 2021. Results from acquisitions closed after October 1, 2021, do not impact the calculation of this metric in either period. For the full year 2022, Dollar-Based Net Expansion Rate was 121%.

•8,156 employees as of December 31, 2022.

Workforce Reduction
•On Monday, February 13, Twilio announced the decision to reduce its workforce by approximately 17%, as well as pursue further expense rationalization. Leadership believes these changes will drive meaningful cost savings, and in conjunction with this announcement, Twilio has updated its Financial Framework to reflect a range for 2023 non-GAAP operating profit, as well as accelerated non-GAAP operating margin improvements and lowered stock-based compensation as a percentage of revenue in the medium term, which we define as fiscal years 2025 through 2027.
Organizational and Leadership Updates
•Twilio also announced that moving forward, it will operate two separate business units: Twilio Communications, led by Khozema Shipchandler, and Twilio Data & Applications, led by Elena Donio. This strategic realignment enables Twilio to better execute on the key priorities for each business – driving efficiencies for Twilio Communications and accelerating growth for Twilio Data & Applications – while taking into consideration each business unit’s unique economic, customer, and product needs. Additionally, it was announced that Aidan Viggiano is being promoted to the role of Chief Financial Officer. Aidan joined Twilio in 2019 and has led the FP&A function for the past 1.5 years. She is a world-class leader and executive. These leadership changes will go into effect as of March 1, 2023. And finally, Eyal Manor has decided to leave Twilio, and will be stepping down from his position as Chief Product Officer effective February 28, 2023.
Share Repurchase Program
•Twilio announced today that its Board of Directors has authorized a share repurchase program of up to $1.0 billion of Twilio’s outstanding Class A common stock. Under the program, Twilio may purchase shares from time to time through open market transactions, privately negotiated transactions, and other means in compliance with applicable securities laws, including through Rule 10b5-1 plans. The program is set to expire on December 31, 2024. The timing, manner, price and amount of any repurchases, are determined by Twilio at its discretion and depend on a variety of factors, including legal requirements, price and economic market conditions.

Outlook
Twilio is initiating guidance for the first quarter ending March 31, 2023 and fiscal year 2023.

Q1 FY23 Guidance
Revenue (millions)	$995 - $1,005
Y/Y Growth	14% - 15%
Organic Y/Y Growth	13% - 14%
Non-GAAP profit from operations (millions) (1)	$45 - $55
Non-GAAP profit per share (2)	$0.18 - $0.22
Non-GAAP weighted average diluted shares outstanding (millions)	188

FY23 Guidance
Non-GAAP profit from operations (millions) (1)	$250 - $350

(1) Includes an estimated $10 million one-time, non-cash benefit for termination of the employee sabbatical program.
(2) Non-GAAP profit per share guidance assumes no impact from volatility of foreign exchange rates.

Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com. Twilio is hosting a Q&A conference call today, February 15, 2023, to discuss its fourth quarter and full year 2022 financial results. The conference call will begin at 2:00 p.m. (PT) / 5:00 p.m. (ET), and investors and analysts should register for the call in advance by visiting https://conferencingportals.com/event/unKcrkys. A live webcast of the conference call, as well as a replay, will be available on the investor relations website.
Twilio uses its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twilio Inc.
Today's leading companies trust Twilio's Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: Twilio’s future financial performance, including Twilio’s expected financial results, Twilio’s guidance, and Twilio’s Financial Framework and related commentary; Twilio’s expectations regarding when it will become profitable on GAAP and non-GAAP bases; Twilio’s anticipated strategies and business plans, including the expected costs and benefits of changes to Twilio’s operating model and organizational structure, Twilio’s recently announced workforce reduction, and Twilio’s plans to achieve profitability, increase operating leverage and decrease discretionary expenses, including reducing Twilio’s global office footprint; Twilio’s expectations regarding its Data & Applications business, including increased investment and go-to-market focus to capture market share and increase revenue growth; Twilio’s expectations regarding its Communications business, including anticipated cash flows and strategy for streamlining the customer experience, including increased focus on self-serve capabilities; Twilio’s expectations regarding share repurchases, including the timing and amount of repurchases and impact on its balance sheet; and Twilio’s expectations regarding the impact of macroeconomic and industry conditions. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: Twilio’s ability to successfully implement its cost-saving initiatives and to capture expected efficiencies; Twilio’s ability to realize the anticipated benefits of changes to its operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; Twilio’s financial performance, including expectations regarding its results of operations and the assumptions underlying such expectations and ability to achieve and sustain profitability; Twilio’s ability to attract and retain customers; Twilio’s ability to compete effectively in an intensely competitive market; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business, and increased costs associated with regulatory compliance; Twilio’s ability to manage changes in network service provider fees and optimize its network service provider coverage and connectivity; Twilio’s ability to form and expand partnerships; and Twilio’s ability to successfully enter into new markets and manage its international expansion.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its most recent report on Form 10-Q, subsequent reports on Form 10-K and Form 10-Q, and any amendments to any of the foregoing. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release or the accompanying conference call to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying conference call include certain non-GAAP financial measures, including those listed below. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We have included organic revenue growth because we believe it is useful in understanding the ongoing results of our operations. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this press release. Twilio has not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this press release and the accompanying conference call, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.
Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and payroll taxes related to stock-based compensation.
Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.
Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income (loss) from operations (which is often referred to as “non-GAAP operating profit” or “non-GAAP profit from operations”) and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, acquisition related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Net Income (Loss) Attributable to Common Stockholders and Non‑GAAP Net Income (Loss) Per Share Attributable to Common Stockholders. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, diluted (which is often referred to as “non-GAAP earnings per share” or “non-GAAP loss per share”) as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude share-based compensation, amortization of acquired intangibles, acquisition related expenses, payroll taxes related to stock-based compensation, amortization of debt discount and issuance costs, income tax benefit related to acquisition, charitable contribution, share of losses from equity method investment, restructuring costs, and gains on strategic investments.
Organic Revenue. For the periods presented, Twilio defines organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and (ii) revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on Twilio's core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged; provided that if an acquisition closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers and Twilio passes these fees to its messaging customers at cost.

Organic Revenue Y/Y Growth. For the periods presented, Twilio calculates organic revenue Y/Y growth by dividing (i) organic revenue for the period presented less organic revenue in the corresponding period in the prior year by (ii) organic revenue in the corresponding period in the prior year. If revenue from certain acquisitions or A2P 10DLC fees is included in organic revenue in the period presented, then revenue from the same acquisitions and A2P 10DLC fees is included in organic revenue in the corresponding period in the prior year for purposes of the denominator in the organic revenue Y/Y growth calculation. As a result, the denominator used in this calculation will not always equal the organic revenue reported for the prior period.

Operating Metrics
Twilio reviews a number of operational and financial metrics, including Active Customer Accounts and Dollar-Based Net Expansion Rate, to evaluate its business, measure its performance, identify trends affecting its business, formulate business plans and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of Twilio’s competitors due to differences in methodology. The numbers that Twilio uses to calculate Active Customer Accounts and Dollar-Based Net Expansion Rate are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed.

Active Customer Accounts. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.
Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month.
Dollar-Based Net Expansion Rate. Twilio’s Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, Twilio first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter.

Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when Twilio lowers usage prices on a product. As Twilio’s customers grow their businesses and extend the use of Twilio's platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when Twilio identifies a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2022	2021
Revenue	$1,024,574	$842,744
Cost of revenue	543,432	446,197
Gross profit	481,142	396,547
Operating expenses:
Research and development	274,094	223,249
Sales and marketing	296,335	331,422
General and administrative	125,095	125,502
Restructuring costs	4,185	—
Total operating expenses	699,709	680,173
Loss from operations	(218,567)	(283,626)
Other expenses, net:
Share of losses from equity method investment	(21,939)	—
Other income (expenses), net	20,281	(6,126)
Total other expenses, net	(1,658)	(6,126)
Loss before provision for income taxes	(220,225)	(289,752)
Provision for income taxes	(9,197)	(1,644)
Net loss attributable to common stockholders	$(229,422)	$(291,396)

Net loss per share attributable to common stockholders, basic and diluted	$(1.24)	$(1.63)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	185,120,702	178,934,692

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Year Ended December 31,
	2022	2021
Revenue	$3,826,321	$2,841,839
Cost of revenue	2,012,744	1,451,126
Gross profit	1,813,577	1,390,713
Operating expenses:
Research and development	1,079,081	789,219
Sales and marketing	1,248,032	1,044,618
General and administrative	517,414	472,460
Restructuring costs	76,636	—
Impairment of long-lived assets	97,722	—
Total operating expenses	3,018,885	2,306,297
Loss from operations	(1,205,308)	(915,584)
Other expenses, net:
Share of losses from equity method investment	(35,315)	—
Other expenses, net	(3,009)	(45,345)
Total other expenses, net	(38,324)	(45,345)
Loss before (provision for) benefit from income taxes	(1,243,632)	(960,929)
(Provision for) benefit from income taxes	(12,513)	11,029
Net loss attributable to common stockholders	$(1,256,145)	$(949,900)

Net loss per share attributable to common stockholders, basic and diluted	$(6.86)	$(5.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	182,994,038	174,180,465

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$651,752	$1,479,452
Short-term marketable securities	3,503,317	3,878,430
Accounts receivable, net	547,507	388,215
Prepaid expenses and other current assets	281,510	186,131
Total current assets	4,984,086	5,932,228
Property and equipment, net	263,979	255,316
Operating right-of-use assets	121,341	234,584
Equity method investment	699,911	—
Intangible assets, net	849,935	1,050,012
Goodwill	5,284,153	5,263,166
Other long-term assets	360,899	263,292
Total assets	$12,564,304	$12,998,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$124,605	$93,333
Accrued expenses and other current liabilities	490,221	417,503
Deferred revenue and customer deposits	139,110	140,389
Operating lease liability, current	54,222	52,325
Total current liabilities	808,158	703,550
Operating lease liability, noncurrent	164,551	211,253
Finance lease liability, noncurrent	21,290	25,132
Long-term debt, net	987,382	985,907
Other long-term liabilities	23,881	41,290
Total liabilities	2,005,262	1,967,132
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	186	180
Additional paid-in capital	14,055,853	13,169,118
Accumulated other comprehensive loss	(121,161)	(18,141)
Accumulated deficit	(3,375,836)	(2,119,691)
Total stockholders’ equity	10,559,042	11,031,466
Total liabilities and stockholders’ equity	$12,564,304	$12,998,598

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,256,145)	$(949,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	279,127	258,378
Non-cash reduction to the right-of-use asset	47,160	48,786
Net amortization of investment premium and discount	33,165	36,158
Impairment of long-lived assets due to 2022 office closures	97,722	—
Stock-based compensation including restructuring	798,560	632,285
Amortization of deferred commissions	57,913	31,541
Allowance for credit losses	35,012	7,210
Value of shares of Class A common stock donated to charity	9,541	31,169
Loss on extinguishment of debt	—	28,965
Share of losses from equity method investment	35,315	—
Other adjustments	4,905	2,329
Changes in operating assets and liabilities:
Accounts receivable	(194,655)	(117,943)
Prepaid expenses and other current assets	(94,326)	(78,012)
Other long-term assets	(146,458)	(121,225)
Accounts payable	30,336	10,191
Accrued expenses and restructuring costs	75,430	127,554
Deferred revenue and customer deposits	(2,688)	45,634
Operating lease liabilities	(54,450)	(49,046)
Other long-term liabilities	(9,832)	(2,266)
Net cash used in operating activities	(254,368)	(58,192)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and other related payments	(37,410)	(491,522)
Purchases of marketable securities and other investments	(1,938,337)	(3,523,232)
Proceeds from sales and maturities of marketable securities	1,439,477	1,614,779
Capitalized software development costs	(45,761)	(43,973)
Purchases of long-lived and intangible assets	(34,421)	(46,048)
Net cash used in investing activities	(616,452)	(2,489,996)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from public offerings, net of underwriters' discounts	—	1,766,400
Payments of costs related to public offerings	(35)	(687)
Proceeds from issuance of senior notes due 2029 and 2031, net of issuance costs	—	984,723
Proceeds from settlements of capped call, net of settlement costs	—	228,412
Principal payments on debt and finance leases	(13,423)	(8,295)
Value of equity awards withheld for tax liabilities	(1,098)	(10,388)
Proceeds from exercises of stock options and shares of Class A common stock issued under ESPP	59,563	136,160
Net cash provided by financing activities	45,007	3,096,325
Effect of exchange rate changes on cash, cash equivalents and restricted cash	60	(191)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(825,753)	547,946
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	1,481,831	933,885
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$656,078	$1,481,831

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,
	2022	2021
Gross profit	$481,142	$396,547
GAAP gross margin	47%	47%
Non-GAAP adjustments:
Share-based compensation	6,505	4,613
Amortization of acquired intangibles	30,052	30,792
Payroll taxes related to stock-based compensation	82	—
Non-GAAP gross profit	$517,781	$431,952
Non-GAAP gross margin	51%	51%

GAAP research and development	$274,094	$223,249
Non-GAAP adjustments:
Share-based compensation	(95,166)	(73,600)
Amortization of acquired intangibles	(420)	(420)
Payroll taxes related to stock-based compensation	(953)	(3,338)
Non-GAAP research and development	$177,555	$145,891
Non-GAAP research and development as % of revenue	17%	17%

GAAP sales and marketing	$296,335	$331,422
Non-GAAP adjustments:
Share-based compensation	(55,284)	(69,932)
Amortization of acquired intangibles	(20,429)	(21,296)
Payroll taxes related to stock-based compensation	(781)	(5,423)
Non-GAAP sales and marketing	$219,841	$234,771
Non-GAAP sales and marketing as % of revenue	21%	28%

GAAP general and administrative	$125,095	$125,502
Non-GAAP adjustments:
Share-based compensation	(36,344)	(38,774)
Amortization of acquired intangibles	—	(10)
Acquisition related expenses	—	(229)
Payroll taxes related to stock-based compensation	(207)	(1,422)
Charitable contribution	(1,025)	(6,586)
Non-GAAP general and administrative	$87,519	$78,481
Non-GAAP general and administrative as % of revenue	9%	9%

GAAP restructuring costs	$4,185	$—
Total restructuring costs	(4,185)	—
Non-GAAP restructuring costs	$—	$—
Non-GAAP restructuring costs as % of revenue	—%	—%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,
	2022	2021
GAAP loss from operations	$(218,567)	$(283,626)
Operating margin	(21)%	(34)%
Non-GAAP adjustments:
Share-based compensation	193,299	186,919
Amortization of acquired intangibles	50,901	52,518
Acquisition related expenses	—	229
Payroll taxes related to stock-based compensation	2,023	10,183
Charitable contribution	1,025	6,586
Restructuring costs	4,185	—
Non-GAAP operating income (loss)	$32,866	$(27,191)
Non-GAAP operating margin	3%	(3)%

GAAP net loss attributable to common stockholders	$(229,422)	$(291,396)
Non-GAAP adjustments:
Share-based compensation	193,299	186,919
Amortization of acquired intangibles	50,901	52,518
Acquisition related expenses	—	229
Payroll taxes related to stock-based compensation	2,023	10,183
Amortization of debt discount and issuance costs	397	370
Income tax benefit related to acquisition	(2,664)	(1,667)
Charitable contribution	1,025	6,586
Share of losses from equity method investment	21,939	—
Restructuring costs	4,185	—
Gains on strategic investments	(631)	—
Non-GAAP net income (loss) attributable to common stockholders	$41,052	$(36,258)
Non-GAAP net income (loss) attributable to common stockholders as % of revenue	4%	(4)%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,
	2022	2021
GAAP net loss per share attributable to common stockholders, basic and diluted*	$(1.24)	$(1.63)
Non-GAAP adjustments:
Share-based compensation	1.03	1.04
Amortization of acquired intangibles	0.27	0.29
Acquisition related expenses	—	—
Payroll taxes related to stock-based compensation	0.01	0.06
Accretion of debt discount and issuance costs	—	—
Income tax benefit related to acquisition	(0.01)	(0.01)
Charitable contribution	0.01	0.04
Share of losses from equity method investment	0.12	—
Restructuring costs	0.02	—
Gains on strategic investments	—	—
Other dilutive	0.01	—
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.22	$(0.20)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	185,120,702	178,934,692

Weighted average dilutive shares outstanding	2,104,014	—

Non-GAAP weighted-average shares used to compute non-GAAP net (loss) income per share attributable to common stockholders, diluted	187,224,716	178,934,692

* Some columns may not add due to rounding

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Year Ended December 31,
	2022	2021
GAAP gross profit	$1,813,577	$1,390,713
GAAP gross margin	47%	49%
Non-GAAP adjustments:
Stock-based compensation	21,136	14,074
Amortization of acquired intangibles	122,653	114,896
Payroll taxes related to stock-based compensation	539	—
Non-GAAP gross profit	$1,957,905	$1,519,683
Non-GAAP gross margin	51%	53%

GAAP research and development	$1,079,081	$789,219
Non-GAAP adjustments:
Stock-based compensation	(374,846)	(258,672)
Amortization of acquired intangibles	(1,680)	(1,260)
Payroll taxes related to stock-based compensation	(11,274)	(23,869)
Non-GAAP research and development	$691,281	$505,418
Non-GAAP research and development as a % of revenue	18%	18%

GAAP sales and marketing	$1,248,032	$1,044,618
Non-GAAP adjustments:
Stock-based compensation	(240,109)	(213,351)
Amortization of acquired intangibles	(81,841)	(82,493)
Payroll taxes related to stock-based compensation	(9,539)	(19,126)
Non-GAAP sales and marketing	$916,543	$729,648
Non-GAAP sales and marketing as a % of revenue	24%	26%

GAAP general and administrative	$517,414	$472,460
Non-GAAP adjustments:
Stock-based compensation	(148,194)	(146,188)
Amortization of acquired intangibles	(7)	(135)
Acquisition-related expenses	(2,621)	(7,449)
Payroll taxes related to stock-based compensation	(2,480)	(5,422)
Charitable contributions	(9,541)	(31,169)
Non-GAAP general and administrative	$354,571	$282,097
Non-GAAP general and administrative as a % of revenue	9%	10%

GAAP restructuring costs	$76,636	$—
Total restructuring costs	(76,636)	—
Non-GAAP restructuring costs	$—	$—
Non-GAAP restructuring costs as % of revenue	—%	—%

GAAP impairment of long-lived assets	$97,722	$—
Total impairment of long-lived assets	(97,722)	—
Non-GAAP impairment of long-lived assets	$—	$—

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Year Ended December 31,
	2022	2021
GAAP loss from operations	$(1,205,308)	$(915,584)
GAAP operating margin	(32)%	(32)%
Non-GAAP adjustments:
Stock-based compensation	784,285	632,285
Amortization of acquired intangibles	206,181	198,784
Acquisition-related expenses	2,621	7,449
Charitable contributions	9,541	31,169
Payroll taxes related to stock-based compensation	23,832	48,417
Restructuring costs	76,636	—
Impairment of long-lived assets	97,722	—
Non-GAAP (loss) income from operations	$(4,490)	$2,520
Non-GAAP operating margin	—%	—%

GAAP net loss attributable to common stockholders	$(1,256,145)	$(949,900)
Non-GAAP adjustments:
Share-based compensation	784,285	632,285
Amortization of acquired intangibles	206,181	198,784
Acquisition related expenses	2,621	7,449
Payroll taxes related to stock-based compensation	23,832	48,417
Amortization of debt discount and issuance costs	1,490	5,827
Income tax benefit related to acquisition	(7,617)	(17,236)
Charitable contribution	9,541	31,169
Share of losses from equity method investment	35,315	—
Restructuring costs	76,636	—
Impairment of long-lived assets	97,722	—
Gains on strategic investments	(631)	—
Non-GAAP net loss attributable to common stockholders	$(26,770)	$(43,205)
Non-GAAP net loss attributable to common stockholders as a % of revenue	(1)%	(2)%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Year Ended December 31,
	2022	2021
GAAP net loss per share attributable to common stockholders, basic and diluted*	$(6.86)	$(5.45)
Non-GAAP adjustments:
Share-based compensation	4.29	3.63
Amortization of acquired intangibles	1.13	1.14
Acquisition related expenses	0.01	0.04
Payroll taxes related to stock-based compensation	0.13	0.28
Accretion of debt discount and issuance costs	0.01	0.03
Income tax benefit related to acquisition	(0.04)	(0.10)
Charitable contribution	0.05	0.18
Share of losses from equity method investment	0.19	—
Restructuring costs	0.42	—
Impairment of long-lived assets	0.53	—
Gains on strategic investments	—	—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.25)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	182,994,038	174,180,465

Weighted average dilutive shares outstanding	—	—

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	182,994,038	174,180,465

* Some columns may not add due to rounding.

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2022	2022
GAAP Revenue	$1,024,574	$3,826,321
Less: Acquisition revenue	2,152	128,619
Less: A2P 10DLC revenue	—	86,338
Organic revenue	$1,022,422	$3,611,364
GAAP Revenue Y/Y Growth	22%	35%
Organic Revenue Y/Y Growth	21%¹	30%²

¹ Organic revenue for the three months ended December 31, 2021, when used as the denominator for Y/Y growth for the three months ended December 31, 2022, is equal to reported revenue. Revenue for the three months ended December 31, 2021 was $842.7 million.
² Organic revenue for the year ended December 31, 2021, when used as the denominator for Y/Y growth for the year ended December 31, 2022, excludes $26.0 million of acquisition revenue and $31.0 million of A2P 10DLC fee revenue. Revenue for the year ended December 31, 2021 was $2,841.8 million.

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com